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                                                                                                                                    Exhibit 99.2

                                                            [LOGO OF BETHLEHEM STEEL]

                                                                              Bethlehem Steel Corporation
                                                                              Corporate Communications Division
                                                                              Public Affairs Department
                                                                              1170 Eighth Avenue
                                                                              Bethlehem, PA 18016-7699
                                                                              (610) 694-3711 - Phone
                                                                              (610) 694-1509 -Fax
                                                                              Internet Homepage Address
                                                                              http://www.bethsteel.com

 FOR IMMEDIATE RELEASE

Bethlehem Steel Announces Retirements and Organizational Streamlining

           BETHLEHEM, Pa., December 13, 2001 - Bethlehem Steel Corporation (NYSE:BS) announced today that four of its officers have elected to retire. Duane R. Dunham, president and chief operating officer; Dr. Augustine E. Moffitt, Jr., executive vice president and chief administrative officer; David M. Beinner, senior vice president and chief commercial officer; and, Thomas J. Conarty, Jr., senior vice president, procurement, information technology, and logistics, will close out their long careers with Bethlehem on January 31, 2002. Mr. Dunham will also retire as a director of the corporation at that time.

          Robert S. Miller, Jr., chairman and chief executive officer, praised their outstanding contributions to Bethlehem and the steel industry and recognized them for their dedication, contributions and long service to Bethlehem. "Each of these individuals has played key roles for Bethlehem over a long period of time, and we regret that we will not have their expertise available to us as we prepare for the challenges ahead," said Mr. Miller. "I especially want to commend Duane Dunham who served Bethlehem as chairman and chief executive officer and most recently as president and chief operating officer during a tumultuous time for our company and our industry. He never wavered in his commitment to Bethlehem throughout this very difficult period."

          Mr. Miller said that as a result of these decisions Bethlehem will realign its organizational structure to streamline its top management for improved efficiencies and to better serve its stakeholders: "We are looking at every aspect of our company to lay

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the groundwork for the changes in our industry that are anticipated. After consultation with our board of directors, I have decided to use this opportunity to reduce the size of our corporate management committee to reflect the current and future needs of our company and its operations."

          Bethlehem said that it was changing some of its organizational reporting responsibilities in its operations and corporate staff to eliminate levels of management to become leaner, more efficient and to further reduce operating and overhead costs.

Bethlehem said that it planned to issue additional announcements about the new organizational structure.

Duane R. Dunham

A native of Birmingham, Mich., Mr. Dunham was elected Bethlehem's chairman and chief executive officer on April 25, 2000, and served as the company's president and chief operating officer from August 1999 to April 2000 and from September 2001 to the present. Mr. Dunham spent the early part of his career in sales and marketing before becoming president of the Sparrows Point Division in Maryland in 1993. He was named Bethlehem's chief commercial officer in 1999. Mr. Dunham graduated in 1964 from Western Michigan University with a bachelor of science degree and received a masters from Penn State University in 1967. He completed the Advanced Management Program at Stanford University's Graduate School of Business in 1991. Mr. Dunham is completing a term as chairman of the American Iron and Steel Institute, and also is serving as a director of the International Iron and Steel Institute. He has been a member of the policy committee of The Business Roundtable and a director of the Pennsylvania Business Roundtable. Mr. Dunham and his wife, Glenna, are the parents of three adult children.

Dr. Augustine E. Moffitt, Jr.

A native of Minersville, Pa., Dr. Moffitt graduated from LaSalle College in 1967 and earned his masters and doctorate from Harvard University, completing his studies there in 1973. He is also a 1996 graduate of the Harvard Business School's Advanced Management Program. Prior to joining Bethlehem, Dr. Moffitt served with the National Institute for Occupational Safety and Health. Dr. Moffitt advanced through various corporate positions in environmental health and safety before becoming manager of human resources at the former Structural Products Division of the company. He was elected vice president, safety, health and environment, on March 1, 1994, and senior vice president and chief administrative officer, on January 1, 1998. Effective February 1, 2000, he was elected executive vice president of the corporation. Dr. Moffitt is

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chairman of the environmental committee of the International Iron and Steel Institute and a member of the Board of Directors of the National Safety Council. He serves on the board of trustees of the Lehigh Valley Health Network, Inc. and Muhlenberg Hospital Center. Dr. Moffitt and his wife, Joanne, are the parents of two adult children.

David M. Beinner

A native of Irvington, N.J., Mr. Beinner received a bachelor of science degree in business administration from the University of Delaware, and completed the Senior Executive Program at Stanford University's Graduate School of Business in 1990. He served four years as an infantry officer in the United States Marine Corps and was discharged with the rank of captain. He joined Bethlehem as a member of the 1965 Loop Course, the company's management training program, and was assigned to the sales department. He later became assistant manager of plate sales in Bethlehem, and worked through various managerial positions in sales in Boston, Chicago and the corporate headquarters. In January 1993, he was appointed vice president, commercial, of the Burns Harbor Division, and was elected Senior Vice President, Commercial, and Chief Commercial Officer, of the corporation in October 1999. Mr. Beinner is currently a member of the Flat Rolled Council of the Steel Service Center Institute and the Joint Policy Board of the Auto/Steel Partnership. He is past chairman of the Construction Marketing Committee of the American Iron and Steel Institute. Mr. Beinner and his wife, Joanne, are the parents of three adult children.

Thomas J. Conarty, Jr.

Mr. Conarty's career with Bethlehem spans over 26 years following undergraduate and graduate training in chemical and mechanical engineering at Lehigh University and Johns Hopkins. He completed the Harvard Business Management Program and graduated from the Advanced Management Program of the Wharton School of the University of Pennsylvania in 1999. He was elected Vice President and Chief Information Officer of Bethlehem in October 1999, and, in April 2000, he was elected Senior Vice President and Chief Procurement and Information Officer. Mr. Conarty spent most of his career at Corporate Headquarters, where he has held several technical management responsibilities in various aspects of the primary steelmaking process. He holds several patents and has authorized numerous publications on primary steelmaking. He is active in a number of professional societies, including the American Chemical Society, Engineering Society of Detroit, Society for Information Management, and the Iron and Steel Society of AIME. He is a member of the Asa Packer Society of Lehigh University, and is the immediate past chairman of the Information Systems Management Council of the Manufacturers Alliance. He also serves as Key Reader on the Advisory Board of the Transactions of the Iron and Steel Society, a refereed journal.

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Contact: Bethlehem Steel Corporation

Steve Donches, Vice President Public Affairs 610-694-3470

            Bette Kovach, Director Media Relations 610-694-6308